Exhibit 23.1

KPMG LLP
345 Park Avenue
New York, NY 10154-0102

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form S-3 of our report dated February 20, 2025, with respect to the financial statements of Bitwise 10 Crypto Index Fund, and to the reference to our firm under the heading “Experts” in the registration statement.

New York, New York

June 9, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.